Exhibit 99.1

December 23, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for BakBone Software Incorporated (the “Company”) and, under the date of June 25, 2004, we reported on the Company’s consolidated financial statements as of March 31, 2003 and 2004, and for each of the years in the three-year period ended March 31, 2004. In addition, we reviewed the Company’s unaudited interim consolidated financial statements as of June 30, 2004, and for the three months ended June 30, 2003 and 2004, included in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004. We have read the Company’s statements included under Item 4.02(b) of its Form 8-K dated December 17, 2004, and filed on December 23, 2004, and we agree with such statements.

Very truly yours,

/s/ KPMG LLP